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                    AMENDMENT TO STOCK OPTION AND SAR AGREEMENTS

     1. Reference is made to the Amended and Restated Nonqualified Stock Option Agreement, dated as of February 20, 1998, the Nonqualified Stock Option Agreement, dated as of July 17, 1998 and the Nonqualified Stock Option Agreement, dated as of December 10, 1998 (collectively, the "Option Agreements"), in each case, between Jacques Sardas ("Optionee") and Dal-Tile International Inc. (the "Company"). Terms defined in the Option Agreements are used herein as so defined. Section 4 of each of the Option Agreements is hereby amended and modified to provide that, upon termination of Optionee's employment with the Company for any reason other than Cause (as defined in Optionee's Employment Agreement), Optionee's Options shall (to the extent vested pursuant to the terms of the Option Agreements and the Plan) remain exercisable until the expiration of their respective terms. This amendment is not intended to modify in any other respect the provisions of the Agreements, which shall remain in full force and effect as so modified, and in particular this amendment does not modify the provisions of the Option Agreements or the Plan relating to vesting or termination for Cause.

     2. Reference is made to the Stock Appreciation Rights Agreement, dated as of February 20, 1998, covering Stock Appreciation Rights with respect to 2 million shares of Common Stock, and the Stock Appreciation Rights Agreement, dated as of February 20, 1998, covering Stock Appreciation Rights with respect to 250,000 shares of Common Stock (collectively, the "SAR Agreements"), in each case, between Jacques Sardas ("Grantee") and the Company. Terms defined in the SAR Agreements are used herein as so defined.
Section 6.3 of each of the SAR Agreements is hereby amended and modified to provide that, upon termination of Grantee's employment with the Company for any reason other than Cause (as defined in Grantee's Employment Agreement), Grantee's SARs shall (to the extent vested pursuant to the terms of the SAR Agreements) remain exercisable until the expiration of their respective terms. This amendment is not intended to modify in any other respect the provisions of the SAR Agreements, which shall remain in full force and effect as so modified, and in particular this amendment does not modify the provisions of the SAR Agreements relating to vesting or termination for Cause.

IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of August 5, 1999.

                                   DAL-TILE INTERNATIONAL INC.

                                   By: /s/ Mark A. Solls
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                                      Title: Vice President/Secretary
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                                   /s/ Jacques R. Sardas
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                                   Jacques R. Sardas